Exhibit 99.1

Ingevity Corporation 4920 O'Hear Avenue Suite 400 North Charleston, SC 29405 USA www.ingevity.com

News	Contact: Caroline Monahan 843-740-2068 media@ingevity.com

Investors: John E. Nypaver, Jr. 843-740-2002 investors@ingevity.com
Ingevity announces plans to explore strategic alternatives for Performance Chemicals Industrial Specialties product line and North Charleston CTO refinery; releases preliminary 2024 financial results

•Exiting of targeted product line expected to further strengthen the Performance Chemicals segment and improve Ingevity’s overall earnings and cash flow profile
•Evaluating additional potential actions to maximize shareholder value
•Full year 2024 Net sales expected to be approximately $1.40 billion; Adjusted EBITDA of approximately $360 million

NORTH CHARLESTON, SC, Jan. 16, 2025 – Ingevity Corporation (NYSE: NGVT) today announced that it is exploring strategic alternatives for the company’s Performance Chemicals Industrial Specialties product line, including a potential divestiture of portions of its North Charleston site. Ingevity noted that this process includes all Industrial Specialties pine chemical-based chemistries that serve the paper chemical, rubber, adhesive, oilfield, lubricants and industrial intermediate end-use markets, and the North Charleston, South Carolina, crude tall oil refinery. This process will not include the Performance Chemicals Road Technologies product line, nor certain lignin-based products that are currently reported in Ingevity’s Industrial Specialties product line.

“Ingevity’s management team and Board are committed to taking aggressive action to deliver more shareholder value,” said Luis Fernandez-Moreno, Ingevity interim president and CEO. “Over the last fifteen months, we have undertaken a series of initiatives to improve the performance of our business, in particular our Performance Chemicals segment. These initiatives are already leading to improved results, as demonstrated by the sequential segment EBITDA margin improvement realized during the second half of 2024.”

“Exiting most of the Industrial Specialties product line will strengthen the Performance Chemicals segment further and enable us to focus our attention on higher growth and higher margin opportunities within our portfolio while improving the company’s earnings and cash flow profile,” continued Fernandez-Moreno. “During this process, we will continue to provide exceptional service and support to our Industrial Specialties customers.”

“We are continuing to evaluate the rest of the Ingevity portfolio and remain committed to taking appropriate actions, including ensuring our cost structure is aligned with our objective of being a specialty chemicals leader. We believe we will be well positioned for profitable growth and value creation beginning in 2025,” stated Fernandez-Moreno.

Ingevity cannot assure its strategic review will result in a transaction. The company expects to move as swiftly as possible and communicate the path forward before the end of the year and does not intend to disclose further developments unless and until it is determined that further disclosure is appropriate.

Preliminary fiscal year 2024 financial results

Ingevity announced today unaudited preliminary financial results for fiscal year 2024. These preliminary results remain subject to completion of the company’s fiscal year financial audit. The company expects to report Net sales of approximately $1.40 billion, Adjusted EBITDA of approximately $360 million, and free cash flow of greater than $40 million.

“We are pleased to announce that our full year Adjusted EBITDA is expected to reach the high end of our previous guidance and free cash flow to significantly exceed prior guidance. This achievement is driven by the ongoing positive impact of our Performance Chemicals segment repositioning and the consistent strong performance of our Performance Materials segment, which has delivered another robust quarter. With this positive momentum, we have increased confidence in our ability to deliver slightly above $400 million of Adjusted EBITDA in 2025,” said Fernandez-Moreno. “We will provide more detail on our 2025 guidance at our upcoming fourth-quarter and fiscal year 2024 earnings call scheduled on February 19, 2025.”

The company’s expectations for Adjusted EBITDA in 2025 do not include any potential impact from the exploration of strategic alternatives announced today.

Fourth-quarter and full year 2024 financial results conference call and webcast

As previously announced, Ingevity will release its fourth-quarter and full year 2024 earnings after the stock market closes on Tuesday, February 18, and Ingevity will host a live webcast on Wednesday, February 19, at 10:00 a.m. (Eastern) to discuss fourth-quarter and full year 2024 financial results as well as 2025 guidance. The webcast can be accessed on the investors section of Ingevity’s website.

Participants may also listen to the conference call by dialing 833 470 1428 (inside the U.S.) and entering access code 068901. Callers outside the U.S. can find global dial-in numbers here. For those unable to join the live event, a recording will be available beginning at approximately 2:00 p.m. (Eastern) on February 19, 2025, through February 18, 2026.

Information on how to access the webcast and conference call, along with a slide deck containing other relevant financial and statistical information, will be posted on the investors section of Ingevity’s website prior to the call.

Ingevity: Purify, Protect and Enhance

Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in three reporting segments: Performance Materials, which includes activated carbon; Advanced Polymer Technologies, which includes caprolactone polymers; and Performance Chemicals, which includes specialty chemicals and road technologies. Our products are used in a variety of demanding applications, including adhesives, agrochemicals, asphalt paving, certified biodegradable bioplastics, coatings, elastomers, pavement markings and automotive components. Headquartered in North Charleston, South Carolina, Ingevity operates from 31 countries around the world and employs approximately 1,600 people. The company’s common stock is traded on the New York Stock Exchange (NYSE:NGVT). For more information, visit ingevity.com.

Use of non-GAAP financial measures: This press release includes certain forward-looking non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. The company does not attempt to provide reconciliations of forward-looking non-GAAP guidance to the comparable GAAP measure because the impact and timing of the factors underlying the guidance assumptions are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, Ingevity believes such reconciliations would imply a degree of certainty that could be confusing to investors.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “guidance,” “believes,” “anticipates” or similar expressions. Forward looking statements may include, without limitation, anticipated timing, results and charges and costs of any current or future repositioning of our Performance Chemicals segment, including the announced review of strategic alternatives for the Industrial Specialties product line and North Charleston, South Carolina crude tall oil refinery, the oleo-based product refining transition and closure of our plants in Crossett, Arkansas, and DeRidder, Louisiana; leadership transitions within our organization; the potential benefits of any acquisition or investment transaction, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; litigation-related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward looking statements, or that could cause other forward looking statements to prove incorrect, include, without limitation, charges, costs or actions, including adverse legal or regulatory actions, resulting from, or in connection with, the current or future repositioning of our Performance Chemicals segment, including the announced review of strategic alternatives for the Industrial Specialties product line and North Charleston, South Carolina crude tall oil refinery, the oleo-based product refining transition and closure of our plants in Crossett, Arkansas, and DeRidder, Louisiana; losses due to resale of crude tall oil at less than we paid for it; leadership transitions within our organization; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation and the Russia Ukraine war and conflict in the middle east; risks related to our international sales and operations; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient raw materials, or any material increase in the cost to acquire such raw materials; issues with or integration of future acquisitions and other investments; the provision of services by third parties at several facilities; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes; and the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the “SEC”), including those described in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10 K as well as in our other filings with the SEC. These forward looking statements speak only to management’s beliefs as of the date of this press release.
Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward looking statements contained in this press release.